UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2011

TRANSATLANTIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification Number)
Incorporation)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 365-2200
NONE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3.1
EX-3.2
EX-4.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On July 26, 2011, the Board of Directors (the “Board”) of Transatlantic Holdings, Inc., a Delaware corporation (the “Company”), declared a dividend of one right (each, a “Right”) for each outstanding share of common stock, par value $1.00 (the “Common Shares”), of the Company. The dividend is payable on August 8, 2011 to our stockholders of record as of the close of business on August 8, 2011 (the “Record Date”).
     The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement, dated as of July 27, 2011 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust, LLC, as rights agent (the “Rights Agent”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.
     Issuance of Rights. Each holder of Common Shares as of the Record Date will receive a dividend of one Right per Common Share. One Right will also be issued together with each Common Share issued by the Company after the Record Date and prior to the Distribution Date (as defined below), and in certain circumstances, after the Distribution Date. New certificates (or, if uncertificated, ownership statements in lieu thereof) for Common Shares issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.
     Until the Distribution Date:
•	the Rights will not be exercisable;

•	the Rights will be evidenced by the certificates for Common Shares (or by the ownership statements issued with respect to uncertificated Common Shares) and not by separate rights certificates; and

•	the Rights will be transferable by, and only in connection with, the transfer of Common Shares.
     Distribution Date; Beneficial Ownership. The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Shares and each Right will become exercisable to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (each whole share, a “Preferred Share”) at a purchase price of $225 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a Preferred Share would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one Common Share.
     The “Distribution Date” is the earliest of:
•	ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 10% or more of the outstanding Common Shares then outstanding (or, in the case of a person that had beneficial ownership of 10% or more of the outstanding Common Shares on the date the Rights Agreement was executed, by acquiring beneficial ownership of additional Common Shares representing 1.0% of the Common Shares then outstanding) other than as a result of repurchases of Common Shares by the Company or certain inadvertent acquisitions;

•	ten business days (or such later date as the Board of Directors of the Company shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company or certain related entities) if such tender offer or exchange offer has not commenced as of July 27, 2011, and upon consummation thereof, such person would become an Acquiring Person; and

•	immediately prior to the acceptance for payment of the Common Shares tendered pursuant to any tender offer or exchange offer commenced by or on behalf of any person (other than the Company or certain related entities) prior to, and pending as of July 27, 2011, if upon consummation thereof, such person would become an Acquiring Person.
     A person will be deemed to “beneficially own” any Common Shares if such person or any affiliated or associated person of such person:

•	is considered a “beneficial owner” of the Common Shares under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of the Rights Agreement;

•	has the right to acquire the Common Shares, either immediately or in the future, pursuant to any agreement, arrangement, or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Shares) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) Common Shares tendered pursuant to a tender offer or exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered Common Shares are accepted for purchase or exchange, (b) securities issuable upon exercise of a Right before the occurrence of a Triggering Event (as defined below), or (c) securities issuable upon exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights;

•	has the right to vote or dispose of the Common Shares pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D);

•	has an agreement, arrangement, or understanding with another person who beneficially owns Common Shares and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Shares or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or

•	has entered into a derivative transaction to which the Company is not a party, or has acquired a derivative security not issued by the Company, which gives such person or the affiliated or associated persons of such person the economic equivalent of ownership of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such Common Shares, without regard to whether (i) such derivative conveys any voting rights in Common Shares to such person or the affiliated or associated persons of such person, (ii) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (iii) such person or the affiliated or associated persons of such person may have entered into other transactions that hedge the economic effect of such derivative.
     Pursuant to the terms of the Rights Agreement, (i) neither Allied World Assurance Company Holdings, AG, a Swiss stock corporation (“Allied World”) nor GO Sub, LLC, a newly formed Delaware limited liability company and a wholly-owned subsidiary of Allied World (“Merger Sub”) (or any of Allied World’s or Merger Sub’s affiliates or associates) shall be or become an “Acquiring Person” by reason of, and the term “Acquiring Person” shall not include Allied World or Merger Sub (or any affiliates or associates of Allied World or Merger Sub) by reason of the execution, delivery or approval of the Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated June 12, 2011, between the Company, Allied World and Merger Sub, or the consummation of the merger or any other transactions contemplated by the Merger Agreement or the other contracts or instruments related thereto (the “Merger Transaction Agreements”); and (ii) no party to any of the Merger Transaction Agreements shall be deemed to be the “Beneficial Owner” of any Common Shares held by any other party to any such Merger Transaction Agreement solely by virtue of the approval, execution, delivery and/or existence of any such Merger Transaction Agreement or any amendment thereof or the performance of such party’s rights and obligations under any such Merger Transaction Agreement or any such amendment.
     Issuance of Rights Certificates. As soon as practicable after the Distribution Date, the Rights Agent will mail rights certificates to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will evidence the Rights.

     Expiration of Rights. The Rights will expire on the earliest of (a) 5:00 p.m., New York City time, on July 26, 2012, (b) the time at which the Rights are redeemed (as described below), and (c) the time at which the Rights are exchanged in full (as described below).
     Change of Exercise of Rights Following Certain Events. The following described events are referred to as “Triggering Events.”
     (a) Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.
     For example, at a purchase price of $225 per Right, following the occurrence of a person becoming an Acquiring Person, each Right not owned by the Acquiring Person (or by certain related parties) would entitle its holder to purchase $450 worth of Common Shares (or other consideration, as noted above) for $225.
     (b) Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Shares of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.
     Redemption. At any time until a person becomes an Acquiring Person, the Board of Directors of the Company may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Shares, or other consideration deemed appropriate by the Board). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.
     Exchange of Rights. At any time after a person becomes an Acquiring Person but before any person acquires beneficial ownership of 50% or more of the outstanding Common Shares, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment). The Company may substitute Preferred Shares (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) for Common Shares at an initial rate of one one-hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) per Common Share. Immediately upon the action of the Board directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of Common Shares (or one one-hundredth of a Preferred Share or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.
     Adjustments to Prevent Dilution; Fractional Shares. The Board may adjust the Purchase Price, the number of Preferred Shares or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Shares, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Shares, (c) if holders of the Preferred Shares are granted certain rights, options, or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (d) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a Preferred Share), and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.
     No Stockholder Rights Prior to Exercise; Tax Considerations. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth above.
     Amendment of Rights Agreement. The Company may supplement or amend any provision of the Rights Agreement in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) make any other provisions with respect to the Rights that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person may adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees).
Item 3.03 Material Modification to Rights of Security Holders.
     See the description set forth under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board of Directors approved a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Transatlantic Holdings, Inc., (the “Certificate of Designation”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on July 28, 2011.
     On July 26, 2011, the Board approved the amendment and restatement of the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”), effective as of July 26, 2011. The principal changes effected by the adoption of the amended and restated By-Laws were to:

(i)	amend Section 2.2 of the By-Laws to provide that the Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board;

(ii)	amend Section 2.3(a) of the By-Laws to provide that the Board may postpone, reschedule or cancel any special meeting of stockholders previously called or scheduled by the Chairman of the Board, the Lead Director of the Board (if any), the Board, any duly authorized committee of the Board, or the President; and

(iii)	amend Section 2.8 of the By-Laws to provide that, to the extent not inconsistent with rules and regulations adopted by the Board, the chairman of any meeting of stockholders of the Company has the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the conduct of the meeting.
     In addition, Section 2.3(e) of the By-Laws was amended to fix a technical error in that section. The preceding description of the By-Laws and the amendments effected thereby does not purport to be a complete statement of the provisions thereof and is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 8.01 Other Events.
     On July 28, 2011, the Company filed a lawsuit against Validus Holdings, Ltd. (“Validus”) in the United States District Court for the District of Delaware, alleging that Validus violated the securities laws by making false and misleading statements to Transatlantic’s shareholders in Validus’ proxy and tender offer materials. The lawsuit seeks to compel Validus to correct its misstatements and omissions made in recent public filings so that Transatlantic stockholders can make an informed decision regarding the Validus exchange offer.
     On July 28, 2011, the Company announced (i) the Board’s recommendation that stockholders reject the unsolicited exchange offer of Validus, as set forth in the Solicitation/Recommendation Statement on Schedule 14 D-9 filed by the Company, (ii) the declaration of the dividend of Rights and (iii) the commencement of litigation against Validus, and issued a press release relating to such matters, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The Board reaffirms its recommendation of, and declaration of advisability with respect to, the merger agreement between the Company and Allied World Assurance Company Holdings, AG.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Transatlantic Holdings, Inc.

3.2	Amended and Restated By-Laws of Transatlantic Holdings, Inc. dated July 26, 2011

4.1
Rights Agreement, dated as of July 27, 2011, between Transatlantic Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibit B the Form of Rights Certificate.

99.1	Press Release of Transatlantic Holdings, Inc. dated July 28, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC. (Registrant)
By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Senior Vice President and General Counsel

Date: July 28, 2011

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Transatlantic Holdings, Inc.

3.2	Amended and Restated By-Laws of Transatlantic Holdings, Inc. dated July 26, 2011.

4.1
Rights Agreement, dated as of July 27, 2011, between Transatlantic Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibit B the Form of Rights Certificate.

99.1	Press Release of Transatlantic Holdings, Inc. dated July 28, 2011.